EXHIBIT 99.1

[AUTOZONE LOGO]
123 S. FRONT STREET, MEMPHIS, TN 38103-3607, (901) 495-6500,
FAX: (901) 495-8300

NEWS:                        FINANCIAL CONTACT: EMMA JO KAUFFMAN
FOR IMMEDIATE RELEASE                             (901) 495-7005
                                    MEDIA CONTACT: ERIC EPPERSON
                                                  (901) 495-7307


                     AUTOZONE SURPASSES 2,500 STORES;
                 FINALIZES ACQUISITION OF CHIEF AUTO PARTS

MEMPHIS, Tenn (June 29, 1998) - AutoZone, Inc. has finalized its acquisition of Chief Auto Parts, John C. Adams Jr., chairman and CEO of AutoZone (NYSE symbol: AZO), announced today.

Chief has 561 stores, primarily in California and Texas. The stores will eventually be converted to AutoZone stores.

"This newest chapter in our remarkable history comes less than one week before AutoZone's 19th anniversary, which we'll celebrate on July 4," said Adams. "Now, over 5,000 talented new AutoZoners will be a part of this milestone, and I'm thrilled to have them on the team that will write our history going forward."

AutoZone sells auto and light truck parts, chemicals and accessories through 2,562 stores in 38 states. This includes 2,001 AutoZone stores as of May 9, 1998, plus 561 Chief stores. AutoZone also sells heavy-duty truck parts through 43 TruckPro stores in 14 states and automotive diagnostic and repair software through ALLDATA.

Certain statements contained in this press release are forward-looking statements. These statements discuss, among other things, expected growth, store development and expansion strategy, business strategies, future revenues and future performance. The forward-looking statements are subject to risks, uncertainties and assumptions including, but not limited to, competitive pressures, demand for the company's products, the market for auto parts, the economy in general, inflation, consumer debt levels and the weather. Actual results may materially differ from anticipated results described in these forward-looking statements.

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